EXHIBIT 99.2

NUEVO MIDSTREAM, LLC
FINANCIAL STATEMENTS
NINE MONTH PERIODS ENDED SEPTEMBER 30, 2014 AND 2013

C O N T E N T S

NUEVO MIDSTREAM, LLC
BALANCE SHEETS

	September 30, 2014	December 31, 2013
ASSETS	(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	$9,021,312	$6,833,495
Accounts receivable	18,960,111	15,254,735
Other current assets	4,250,549	2,131,041
TOTAL CURRENT ASSETS	32,231,972	24,219,271

PROPERTY AND EQUIPMENT, at cost
Gas pipelines and processing and treating equipment	277,944,223	182,837,018
Fixed assets	877,719	362,311
	278,821,942	183,199,329
Accumulated depreciation	(25,634,012)	(13,214,041)
	253,187,930	169,985,288
Construction in progress	20,872,193	46,605,282
TOTAL PROPERTY AND EQUIPMENT, net	274,060,123	216,590,570

DEFERRED FINANCE COSTS AND OTHER	944,332	696,474

TOTAL ASSETS	$307,236,427	$241,506,315

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$21,073,323	$20,531,464
Current maturities of notes payable	3,804,616	3,263,540
Current maturities of lease obligations	133,588	—
TOTAL CURRENT LIABILITIES	25,011,527	23,795,004

NOTES PAYABLE, net of current maturities	71,389,926	27,837,581

LEASE OBLIGATIONS, net of current maturities	142,690	—

TOTAL LIABILITIES	96,544,143	51,632,585

COMMITMENTS AND CONTINGENCIES

MEMBERS’ EQUITY
Capital contributions	220,068,850	200,068,850
Accumulated deficit	(7,351,462)	(8,287,461)
Total members’ equity	212,717,388	191,781,389
Note receivable from management	(2,025,104)	(1,907,659)
NET MEMBERS’ EQUITY	210,692,284	189,873,730

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$307,236,427	$241,506,315

See notes to financial statements.

NUEVO MIDSTREAM, LLC
STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30,
	2014	2013
INCOME (LOSS)
Natural gas and natural gas liquids revenue	$80,079,980	$38,558,351
Treating	5,470,708	4,140,471
Compression	2,882,151	2,039,482
Transportation	4,813,012	2,346,594
Processing	6,270,422	1,027,690
Fixed recovery loss	(290,219)	—
Other	117,444	70,256
TOTAL INCOME	99,343,498	48,182,844

COSTS AND EXPENSES
Cost of natural gas and natural gas liquids	68,503,316	33,490,427
Operating	13,405,024	8,832,886
General and administrative	2,551,042	1,868,952
Depreciation and amortization	12,504,500	7,057,006
Interest expense	1,443,617	285,178
TOTAL COSTS AND EXPENSES	98,407,499	51,534,449

NET INCOME (LOSS)	$935,999	$(3,351,605)

See notes to financial statements.

NUEVO MIDSTREAM, LLC
STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$935,999	$(3,351,605)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	12,504,500	7,057,006
Amortization of deferred finance costs	153,342	—
Accrued interest on notes receivable from management	(117,445)	(69,903)
Loss on disposal of assets	155,940	—
Changes in operating assets and liabilities:
Accounts receivable	(3,705,376)	(9,392,480)
Due to/from affiliates	—	2,074,565
Other assets	(1,459,808)	(2,076,679)
Accounts payable and accrued liabilities	541,859	18,126,354
NET CASH PROVIDED BY OPERATING ACTIVITIES	9,009,011	12,367,258

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of assets	654,543	—
Investment in gas pipelines and processing equipment	(70,269,128)	(84,290,966)
Investment in fixed assets	(144,721)	(48,786)
NET CASH USED IN INVESTING ACTIVITIES	(69,759,306)	(84,339,752)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	46,000,000	13,054,161
Repayment of notes payable	(2,566,279)	(1,236,394)
Payment of capital lease obligations	(94,409)	—
Capital contributions	20,000,000	60,000,000
Loans to management	—	(1,800,000)
Financing costs	(401,200)	(487,956)
NET CASH PROVIDED BY FINANCING ACTIVITIES	62,938,112	69,529,811

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,187,817	(2,442,683)

CASH AND CASH EQUIVALENTS, beginning of period	6,833,495	16,020,456

CASH AND CASH EQUIVALENTS, end of period	$9,021,312	$13,577,773

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for interest	$1,231,151	$223,681

NON-CASH INVESTING AND FINANCING ACTIVITIES
Prepaid insurance financed by notes payable	$659,700	$—

Property and equipment financed through capital leases	$370,687	$—

See notes to financial statements.

NUEVO MIDSTREAM, LLC
NOTES TO FINANCIAL STATEMENTS
NINE MONTH PERIODS ENDED SEPTEMBER 30, 2014 AND 2013

NOTE A - ORGANIZATION AND NATURE OF BUSINESS
Nuevo Midstream, LLC (“the Company”), a Delaware limited liability company, was formed on April 6, 2011 for the purpose of acquiring, developing and operating natural gas midstream assets. The Company is managed by a board of managers. The members of the Company include EFM A Holdco, LP; Cenizo Midstream, LLC; PFC Gas Liquids, LLC; EnCap Energy Infrastructure Fund, L.P.; TT-EEIF Co- Investments, LLC; UT EEIF Side Car, LLC; LIC-EEIF Side Car, LLC; SBC-EnCap Co-Investment, LLC; Nuevo Midstream Management, LLC; and Ramsey Gas System Operations, LLC (“Ramsey”). Under the terms of the Amended and Restated Limited Liability Company Agreement (“LLC Agreement”), profits and losses are allocated to the members based upon their year-end capital contribution percentages until certain payout phases, as defined, are reached.
The Company generates the majority of its revenue from the sale of natural gas and natural gas liquids, and from fees related to the compression, transportation, treating and processing of natural gas.
The accompanying unaudited financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments of a normal and recurring nature considered necessary for a fair presentation of our interim results have been included in the accompanying financial statements. The results of operations for the interim period are not necessarily indicative of the results that will be realized for the entire fiscal year. For further information, refer to the financial statements and notes thereto for the year ended December 31, 2013.
NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Cash and Cash Equivalents: Cash in excess of the Company’s daily requirements is generally invested in short-term, highly liquid investments with original maturities of three months or less. Such investments are carried at cost, which approximates fair value and, for the purposes of reporting cash flows, are considered to be cash equivalents. The Company maintains its cash in bank deposits with various major financial institutions. These accounts, at times, exceed federally insured limits. The Company monitors the financial condition of the financial institutions and has not experienced any losses on such accounts.
Accounts Receivable: Accounts receivable consists primarily of accrued revenues for natural gas and natural gas liquids sales and related fees. Management establishes an allowance for doubtful accounts, if necessary, for those accounts receivable that will eventually be deemed uncollectible. The allowance for doubtful accounts was $0 as of September 30, 2014 and December 31, 2013.
Other Current Assets: Other current assets are primarily comprised of natural gas liquids linefill inventory recorded at cost. Transportation costs are included in the cost of the Company’s natural gas liquids linefill inventory.
Gas Pipelines and Processing and Treating Equipment: Gas pipelines and processing and treating equipment are depreciated on a straight-line basis over 15 years. These assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If necessary, an impairment loss would be recorded in the period in which it is determined that the carrying amount is not recoverable. The determination of recoverability is made based upon the estimated undiscounted future net cash flows, excluding interest expense, compared with the carrying value of the related assets. Impairment would be measured as the difference between the assets fair value and its carrying value. The Company has not recorded an impairment expense on its pipeline, processing and treating assets.

NUEVO MIDSTREAM, LLC
NOTES TO FINANCIAL STATEMENTS
NINE MONTH PERIODS ENDED SEPTEMBER 30, 2014 AND 2013

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Revenue Recognition: The Company recognizes revenues associated with the sale of natural gas and natural gas liquids and other related items when title passes to the customer, which is when the risk of ownership passes to the purchaser and physical delivery of goods occurs, either immediately or within a fixed delivery schedule that is reasonable and customary in the industry. Compression, transportation, treating and processing revenues are recognized as the service is provided.
Income Taxes: The Company is treated as a partnership for federal tax and most state income tax purposes and is, therefore, not a tax paying entity. Accordingly, it’s pro rata share of income, losses, and tax credits are reported by its members, as provided in the LLC Agreement, on their individual income tax returns. Therefore, no provision for federal or state income taxes is made in the accompanying financial statements.
The Company follows the guidance issued by the FASB regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the financial statements and applies to all income tax positions. Each income tax position is assessed using a two step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement.
The income tax position taken by the Company for any years open under the various statutes of limitations is that the Company is not subject to income taxes by virtue of its pass-through entity status. Management believes this tax position meets the more-likely-than-not threshold and, accordingly, the tax benefit of this income tax position (no income tax expense or liability) has been recognized for the nine months ended September 30, 2014 and 2013.
The Company believes that there are no tax positions taken or expected to be taken that would significantly increase or decrease unrecognized tax benefits within 12 months of the reporting date. None of the Company’s federal or state income tax returns are currently under examination by the Internal Revenue Service (“IRS”) or state authorities. However, the calendar years 2013, 2012 and 2011 returns remain subject to examination by the IRS and respective state tax authorities.
The Company is subject to the Texas margin tax. As of September 30, 2014 and December 31, 2013, the Company did not owe any margin tax and, therefore, a provision was not recorded.
Deferred Finance Costs: The Company capitalizes all costs directly related to obtaining financing and such costs are amortized to interest expense over the life of the related facility. During the nine months ended September 30, 2014, the Company incurred and capitalized finance costs of $401,200. During the year ended December 31, 2013, the Company incurred and capitalized finance costs of $704,063. As of September 30, 2014 and December 31, 2013, the deferred finance costs balance is presented net of accumulated amortization of $197,346 and 44,004, respectively.
Use of Estimates: Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

NUEVO MIDSTREAM, LLC
NOTES TO FINANCIAL STATEMENTS
NINE MONTH PERIODS ENDED SEPTEMBER 30, 2014 AND 2013

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Asset Retirement Obligations: The Company follows ASC 410, Asset Retirement and Environmental Obligations. ASC 410 requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period in which a legal obligation is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset. The Company has certain legal obligations associated with its gas pipelines and processing and treating equipment; however it has not recorded an ARO because these assets have indeterminate lives.
Subsequent Events: The Company has evaluated subsequent events through November 24, 2014, the date the financial statements were available to be issued. See Note J.
NOTE C - NEW ACCOUNTING PRONOUNCEMENTS
In September 2014, the FASB issued 2014-09, Revenue from Contracts with Customers, which superseded and replaced Accounting Standards Codification (“ASC”) 605-25, Revenue Recognition: Multiple-Element Arrangements, and most of ASC 985-605, Software: Revenue Recognition, which applies to all software and SaaS arrangements. The Company is currently evaluating the provisions of this guidance and assessing the impact, if any, it may have on the Company’s financial statements.
NOTE D - RELATED PARTY TRANSACTIONS
Through February 28, 2014, the Company received support services from Torch Energy Advisors Incorporated and its subsidiaries (“TEAI”), which included office administration, risk management, corporate and legal services, graphic services, financial planning and analysis, information management, financial reporting and accounting services, engineering and technical services, and field operations and supervision as defined in an administrative services agreement (the “Agreement”). TEAI charged the Company $4,025 and $336,735 for the nine month periods ended September 30, 2014 and 2013, respectively, which is included in gas pipelines and processing equipment, operating expenses and general and administrative expenses.
Prior to April 8, 2013, TEAI had the right to request an advance for one month’s estimated cash outlays for the succeeding month’s services. As of September 30, 2014 and December 31, 2013, the Company had not advanced TEAI any funds for services.
On April 8, 2013, the Company loaned five members of Company management a total of $1,800,000 to facilitate the employees’ purchase of units in the Company from member of Ramsey (the “Employee Loans”). The Employee Loans mature on April 8, 2018 and bear interest at an annual interest rate of 8%, compounded monthly. The interest on the Employee Loans is payable at maturity. For the nine month periods ended September 30, 2014 and 2013, the Company accrued $117,445 and $69,903, respectively, of interest on the Employee Loans, which was all included as part of the loan. As of September 30, 2014 and December 31, 2013, the balance of the Employee Loans was $2,025,104 and $1,907,659, respectively, which was recorded as a reduction to members’ equity.

NUEVO MIDSTREAM, LLC
NOTES TO FINANCIAL STATEMENTS
NINE MONTH PERIODS ENDED SEPTEMBER 30, 2014 AND 2013

NOTE E - NOTES PAYABLE AND LETTERS OF CREDIT
The Company entered into five financing arrangements with Zions Bank during 2013 related to capital equipment (the “Zions Financings”). All of the Zions Financings have a set monthly principal payment based on the actual cost of the equipment and a variable interest rate based on the 30-day LIBOR rate. As of September 30, 2014 and December 31, 2013, the interest rate on the Zions Financings was 3.41% and 3.42%, respectively.
The Citibank Facility was originally $60 million and may be increased in a minimum of $10 million increments up to a total of $125 million. During the nine months ended September 30, 2014, the facility was increased by $65 million to $125 million. The interest rate on each borrowing made under the Citibank Facility is a function of the type of borrowing chosen (LIBOR or an alternative base rate) and the Company’s leverage ratio at the time of each borrowing. The interest rate for LIBOR borrowings are equal to the LIBOR rate for the borrowing period chosen, plus a spread of 2.0% to 3.25%. The interest rate on alternate base rate borrowings are equal to the alternate base rate (the greater of the Citibank prime rate or the federal funds rate plus .05%), plus a spread of 1.0% to 2.25%. Recourse for the Citibank Facility is limited to the Company as borrower and the note is secured by all of the Company’s gas plants and pipelines. As of September 30, 2014 and December 31, 2014, the interest rate in place was 2.52% and 3.17%, respectively. For any unused commitment under the Citibank Facility, a commitment fee of .375% to .5% is payable depending on the Company’s leverage ratio. The Citibank Facility contains, among other terms, provisions for the maintenance of certain financial ratios and restrictions on additional debt. As of September 30, 2014, the Company was in compliance with all of the covenants under the Citibank Facility.
Scheduled maturities of the Zions Financings and Citibank Facility as of September 30, 2014 are as follows:

Twelve Months Ending September 30,

2015	$3,804,616
2016	3,263,540
2017	68,126,386
$75,194,542
As of September 30, 2014, the Company had three standby letters of credit outstanding related to potential obligations to three counterparties. As of December 31, 2013, the Company had four standby letters of credit outstanding related to potential obligations to two counterparties. As of September 30, 2014, the Company had two outstanding standby letters of credit totaling $7,785,660, both of which were issued by Citibank. As of December 31, 2013, the Company had two outstanding standby letters of credit totaling $4,866,500, both of which were issued by Citibank. The rate charged by Citibank for the letters of credit is a function of the LIBOR rate and the Company’s leverage ratio.

NUEVO MIDSTREAM, LLC
NOTES TO FINANCIAL STATEMENTS
NINE MONTH PERIODS ENDED SEPTEMBER 30, 2014 AND 2013

NOTE F - CAPITAL LEASES
The Company is the lessee of vehicle capital leases expiring in 2017 and 2018. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are amortized over their estimated productive lives. Amortization of assets under capital leases is included in depreciation expense.
Following is a summary of property held under capital leases:

Vehicles	$370,687
Accumulated amortization	(97,305)
$273,382

Minimum future lease payments under capital leases as of September 30, 2014 are as follows:

Twelve Months Ending September 30,

2015	$133,588
2016	82,062
2017	46,998
2018	13,630
Net minimum lease payments	276,278
Amount representing interest	(12,210)
Present value of net minimum lease payments	$264,068
Interest rates on capitalized leases vary from 3.41% to 3.53% and are imputed based on the lower of the Company’s incremental borrowing rate at the inception of each lease or the lessor’s implicit rate of return.

NOTE G - MAJOR CUSTOMERS
Three customers accounted for 52%, 26%, and 11% of total natural gas and natural gas liquids revenue for the nine month period ended September 30, 2014. Three customers accounted for 63%, 21% and 13% of gross accounts receivable as of September 30, 2014. Three customers accounted for 32%, 26%, and 16% of total natural gas and natural gas liquids revenue for the nine month period ended September 30, 2013. Three customers accounted for 57%, 21% and 13% of gross accounts receivable as of December 31, 2013. The Company does not believe that it is dependent upon any particular customer for these revenues.

NUEVO MIDSTREAM, LLC
NOTES TO FINANCIAL STATEMENTS
NINE MONTH PERIODS ENDED SEPTEMBER 30, 2014 AND 2013

NOTE H - CONTINGENCIES
The Company, from time to time, may be involved in certain contingent matters arising out of the normal course of business, none currently outstanding of which, in the opinion of management, will have any material adverse effect on the financial position or results of operations of the Company as a whole.
NOTE I - MEMBERS’ EQUITY
The Company is authorized to issue 2,944,300 Class A units, 141,959 Class B units and 1,000 Profits units. The Class A and Class B units have a stated value of $100 per unit. Items of profit and loss are allocated to the members based upon the sharing ratios of the various classes of member units once payout phases are reached as set forth in the LLC Agreement. For the nine month periods ended September 30, 2014 and 2013, the Company issued 200,000 and 600,000 Class A units for total cash proceeds of $20,000,000 and $60,000,000, respectively. As of September 30, 2014 and December 31, 2013, 2,077,634 and 1,877,634 Class A and 141,959 and 141,959 Class B units were issued and outstanding, respectively.
NOTE J - SUBSEQUENT EVENTS
On October 28, 2014, the Company signed an Agreement and Plan of Merger with Western Gas Partners, LP (“Western”) whereby Western will acquire the Company for $1.5 billion in cash. The transaction is subject to certain regulatory approval and customary closing conditions and is expected to close prior to December 31, 2014.